Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for Second Quarter 2022

August 11, 2022

•Membership as of June 30, 2022 of 1,036,720, an 84% increase YoY
•For the quarter ended June 30, 2022:
◦Direct and assumed policy premiums of $1.7 billion, a 101% increase YoY
◦Premiums earned of $995 million, a 88% increase YoY
◦Medical Loss Ratio of 82.2%, decreased 20 bps YoY
◦InsuranceCo Administrative Expense Ratio of 19.5%, decreased 30 bps YoY
◦InsuranceCo Combined Ratio of 101.7%, decreased 50 bps YoY
◦Adjusted Administrative Expense Ratio of 23.7%, decreased 140 bps YoY
◦Net loss of $112 million, an increase of $39 million YoY; Adjusted EBITDA loss of $76 million, an increase of $25 million YoY

New York, NY, August 11, 2022 - Health insurtech company Oscar Health, Inc. (NYSE: OSCR) today announced its financial results for the second quarter ended June 30, 2022.

“Oscar’s first half results reflect our continued momentum and demonstrate our technology platform’s differentiated ability to support our increasing scale.” said Mario Schlosser, CEO and Co-Founder of Oscar. “We remain laser-focused on the execution of our strategic plan to reach our profitability target for the Insurance product in 2023, laying the foundation that we will continue to build upon.”

Total Direct and Assumed Policy Premiums were $1.7 billion in the quarter, up 101% year-over-year (“YoY”), driven primarily by higher membership, rate increases and mix shift to higher premium Silver plans. Premiums earned in the quarter were up 88% YoY, driven by the same factors that drove the increase in Direct and Assumed Policy Premiums, as well as lower ceded reinsurance premiums YoY as a percentage of premiums before ceded reinsurance due to new reinsurance contracts accounted for under deposit accounting.

Oscar’s InsuranceCo Combined Ratio, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, improved 50 bps YoY to 101.7%, driven by a YoY improvement in both the InsuranceCo Administrative Expense Ratio and in the MLR. The InsuranceCo Administrative Expense Ratio decreased 30 bps YoY to 19.5%, driven by operating expense leverage associated with growth in premiums, and the MLR decreased 20 bps YoY to 82.2%, driven by pricing, lower net COVID-19 impact and mix shifts in the member population, partially offset by lower net favorable developments.

The Adjusted Administrative Expense Ratio decreased 140 bps YoY to 23.7%, primarily due to operating expense leverage associated with growth in premiums. Net loss of $112 million increased by $39 million YoY, but improved as a percentage of premiums before ceded reinsurance. The Adjusted EBITDA loss of $76 million increased by $25 million YoY, but improved as a percentage of premiums before ceded reinsurance.

Oscar is also reaffirming its 2022 outlook across all metrics.

Oscar Health, Inc.
News Release

Financial Results Summary

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Premiums before ceded reinsurance	$1,368,477	$723,927	$2,683,541	$1,334,026
Reinsurance premiums ceded	(373,882)	(195,768)	(733,545)	(437,330)
Premiums earned	$994,595	$528,159	$1,949,996	$896,696
Total revenue	$1,017,319	$529,281	$1,990,084	$898,669
Total operating expenses	$1,123,806	$601,787	$2,165,100	$1,035,216
Net loss	$(112,125)	$(73,323)	$(189,445)	$(162,204)

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Direct and Assumed Policy Premiums (in thousands)	$1,694,927	$841,260	$3,376,138	$1,664,485
Medical Loss Ratio	82.2%	82.4%	79.9%	78.7%
InsuranceCo Administrative Expense Ratio	19.5%	19.8%	19.7%	19.8%
InsuranceCo Combined Ratio	101.7%	102.2%	99.6%	98.5%
Adjusted Administrative Expense Ratio	23.7%	25.1%	23.7%	25.5%
Adjusted EBITDA(1) (in thousands)	$(75,805)	$(50,646)	$(112,845)	$(78,414)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

Membership by Offering	As of
	June 30, 2022	June 30, 2021
Individual and Small Group	986,017	554,748
Medicare Advantage	4,658	3,749
Cigna + Oscar(1)	46,045	4,617
Total Members	1,036,720	563,114
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.

Full Year 2022 Outlook
	Low	High
Direct and Assumed Policy Premiums (in thousands)	$6,100,000	$6,400,000
Medical Loss Ratio	84%	86%
InsuranceCo Administrative Expense Ratio	19.5%	20.5%
InsuranceCo Combined Ratio	104%	106%
Adjusted Administrative Expense Ratio	24%	26%
Adjusted EBITDA(1) (in thousands)	$(480,000)	$(380,000)
(1)Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Metrics” below.
The foregoing statements represent management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, August 11, 2022, at 5:00 p.m. (ET). A live audio webcast and a supplemental presentation will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including direct and assumed policy premiums, medical loss ratio, administrative expense ratio and other financial performance, and the related underlying assumptions, our business and financial prospects, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.
Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on global markets, economic conditions, the healthcare industry and our results of operations, and the response by governments and other third parties; our ability to retain and expand our member base; our ability to execute our growth strategy and scale our operations; our ability to maintain or enter into new partnerships, service arrangements or collaborations with healthcare industry participants; negative publicity, unfavorable shifts in perception of our digital platform or other member service channels; our ability to achieve and/or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to accurately estimate our incurred claims expenses or effectively manage our claims costs or related administrative costs, including as a result of fluctuations in medical utilization rates due to the impact of COVID-19; our ability to comply with ongoing regulatory requirements and applicable performance standards, including as a result of our participation in government-sponsored programs, such as Medicare, and as a result of changing regulatory requirements; changes or developments in the health insurance markets in the United States, including the passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards; our ability to maintain key in-network providers and good relations with the physicians, hospitals, and other providers within and outside our provider networks, or to arrange for the delivery of quality care; unfavorable or otherwise costly outcomes of lawsuits, regulatory investigations and audits and claims that arise from the extensive laws and regulations to which we are subject; unanticipated results of risk adjustment programs; delays in our receipt of premiums; disruptions or challenges to our relationship with the Oscar Medical Group; cyber-security breaches of our and our partners’ information and technology systems; unanticipated changes in population morbidity and large-scale changes in health care utilization; and the other factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health
Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of over one million members as of June 30, 2022. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform, to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Cornelia Miller
VP of Investor Relations
ir@hioscar.com
917-397-0251

Media Contact:
Jackie Kahn
SVP of Communications
comms@hioscar.com
202-538-0128

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Premiums before ceded reinsurance	$1,368,477	$723,927	$2,683,541	$1,334,026
Reinsurance premiums ceded	(373,882)	(195,768)	(733,545)	(437,330)
Premiums earned	994,595	528,159	1,949,996	896,696
Administrative services revenue	20,452	353	38,945	694
Investment income and other revenue	2,272	769	1,143	1,279
Total revenue	1,017,319	529,281	1,990,084	898,669

Operating Expenses
Claims incurred, net	808,639	419,879	1,543,205	687,927
Other insurance costs	170,200	94,790	335,602	174,627
General and administrative expenses	80,754	51,166	155,418	115,738
Federal and state assessments	68,749	36,873	138,616	67,388
Premium deficiency reserve release	(4,536)	(921)	(7,741)	(10,464)
Total operating expenses	1,123,806	601,787	2,165,100	1,035,216
Loss from operations	(106,487)	(72,506)	(175,016)	(136,547)
Interest expense	6,141	228	10,362	3,925
Other expenses (income)	(793)	—	2,260	—
Loss on extinguishment of debt	—	—	—	20,178
Loss before income taxes	(111,835)	(72,734)	(187,638)	(160,650)
Income tax provision	290	589	1,807	1,554
Net loss	(112,125)	(73,323)	(189,445)	(162,204)
Less: Net income (loss) attributable to noncontrolling interests	39	—	(2,129)	—
Net loss attributable to Oscar Health, Inc.	$(112,164)	$(73,323)	$(187,316)	$(162,204)

Earnings (Loss) per Share
Net loss per share attributable to Oscar Health, Inc., basic and diluted	$(0.53)	$(0.35)	$(0.89)	$(1.09)
Weighted average common shares outstanding, basic and diluted	211,311,494	207,478,268	210,930,686	148,505,273

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2022	December 31, 2021
Assets:
Current Assets:
Cash and cash equivalents	$2,362,632	$1,103,995
Short-term investments	909,006	587,086
Premiums and accounts receivable	174,249	138,414
Risk adjustment transfer receivable	54,518	40,659
Reinsurance recoverable	740,204	431,990
Other current assets	19,541	3,782
Total current assets	4,260,150	2,305,926
Property, equipment, and capitalized software, net	50,934	46,611
Long-term investments	314,836	844,476
Restricted deposits	27,179	28,085
Other assets	98,068	96,552
Total assets	$4,751,167	$3,321,650

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$880,527	$513,582
Risk adjustment transfer payable	1,498,332	794,398
Premium deficiency reserve	21,505	29,246
Unearned premiums	72,691	75,044
Accounts payable and other liabilities	226,274	234,788
Reinsurance payable	430,919	205,231
Total current liabilities	3,130,248	1,852,289
Long-term debt	297,610	—
Other liabilities	74,906	76,839
Total liabilities	3,502,764	1,929,128
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.00001 par value; 82,500,000 shares authorized, none issued or outstanding as of June 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 177,036,132 shares issued and outstanding as of June 30, 2022 and 175,212,223 shares issued and outstanding as of December 31, 2021	2	2
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,115,807 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Treasury stock (314,600 shares as of June 30, 2022 and December 31, 2021)	(2,923)	(2,923)
Additional paid-in capital	3,450,409	3,393,533
Accumulated deficit	(2,187,028)	(1,999,712)
Accumulated other comprehensive income (loss)	(15,221)	(3,671)
Total Oscar Health, Inc. stockholders' equity	1,245,239	1,387,229
Noncontrolling interests	3,164	5,293
Total stockholders' equity	1,248,403	1,392,522
Total liabilities and stockholders' equity	$4,751,167	$3,321,650

Oscar Health, Inc.
News Release
Oscar Health, Inc.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	(189,445)	$(162,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred taxes	4	26
Net realized gain (loss) on sale of financial instruments	508	(248)
Loss on fair value of warrant liabilities	—	12,856
Depreciation and amortization expense	7,490	6,990
Amortization of debt issuance costs	324	329
Stock-based compensation expense	54,681	37,388
Investment amortization, net of accretion	3,141	3,029
Debt extinguishment loss	—	20,178
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	(35,835)	(20,307)
Risk adjustment transfer receivable	(13,859)	(8,759)
Reinsurance recoverable	(308,214)	179,219
Other assets	(16,826)	(7,680)
Increase / (decrease) in:
Benefits payable	366,945	95,408
Unearned premiums	(2,353)	(8,022)
Premium deficiency reserve	(7,741)	(10,464)
Accounts payable and other liabilities	(11,125)	2,967
Reinsurance payable	225,687	(95,171)
Risk adjustment transfer payable	703,934	327,493
Net cash provided by operating activities	777,316	373,028
Cash flows from investing activities:
Purchase of investments	(312,104)	(1,198,325)
Sale of investments	243,400	287,440
Maturity of investments	261,334	181,102
Purchase of property, equipment and capitalized software	(12,265)	(12,531)
Change in restricted deposits	1,023	—
Net cash provided by (used in) investing activities	181,388	(742,314)
Cash flows from financing activities:
Proceeds from long-term debt	305,000	—
Payments of debt issuance costs	(7,035)	—
Proceeds from joint venture contribution	1,271	—
Debt prepayment	—	(153,173)
Debt extinguishment costs	—	(12,994)
Proceeds from IPO, net of underwriting discounts	—	1,348,321
Offering costs from IPO	—	(9,447)
Proceeds from exercise of warrants and call options	—	9,191
Proceeds from exercise of stock options	924	32,640
Net cash provided by financing activities	300,160	1,214,538
Increase in cash, cash equivalents and restricted cash equivalents	1,258,864	845,252
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,125,557	843,105
Cash, cash equivalents, restricted cash and cash equivalents—end of period	$2,384,421	$1,688,357

Cash and cash equivalents	2,362,632	1,671,540
Restricted cash and cash equivalents included in restricted deposits	21,789	16,817
Total cash, cash equivalents and restricted cash and cash equivalents	$2,384,421	$1,688,357

Oscar Health, Inc.
News Release

Supplemental Disclosures:
Interest payments	$9,550	$3,742
Income tax payments	$1,105	$814

Non-cash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock upon initial public offering	$—	$1,744,914
Net exercise of preferred stock warrants to preferred stock upon initial public offering	$—	$28,248
Adjustment to fair value of preferred stock warrant liability upon initial public offering	$—	$13,243

Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct and Assumed Policy Premiums
Direct Policy Premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes.

Assumed Policy Premiums are premiums we receive primarily as part of our reinsurance arrangements under our Cigna+Oscar small group plan offering.

We believe Direct and Assumed Policy Premiums is an important metric to assess the growth of our individual and small group plan offerings going forward. Management also views Direct and Assumed Policy Premiums as a key operating metric because each of our MLR, InsuranceCo Administrative Expense Ratio, InsuranceCo Combined Ratio and Adjusted Administrative Expense Ratio are calculated on the basis of Direct and Assumed Policy Premiums.

Oscar Health, Inc.
News Release

Medical Loss Ratio
Medical loss ratio is calculated as set forth in the table below. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for health care of our members to the premiums before ceded reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements. Below is a calculation of our MLR for the periods indicated.

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands)
Direct claims incurred before ceded reinsurance (1)	$1,092,416	$598,904	$2,102,451	$1,056,123
Assumed reinsurance claims	32,555	2,308	56,797	4,085
Excess of loss ceded claims (2)	1,509	(4,837)	(9,924)	(9,573)
State reinsurance (3)	(6,946)	(2,826)	(18,275)	(5,169)
Net claims before ceded quota share reinsurance (A)	$1,119,534	$593,549	$2,131,049	$1,045,466

Premiums before ceded reinsurance	$1,368,477	$723,927	$2,683,541	$1,334,026
Excess of loss reinsurance premiums (4)	(6,638)	(3,277)	(14,766)	(6,212)
Net premiums before ceded quota share reinsurance (B)	$1,361,839	$720,650	$2,668,775	$1,327,814
Medical Loss Ratio (A divided by B)	82.2%	82.4%	79.9%	78.7%
(1)See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
(2)Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
(3)Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
(4)Represents excess of loss insurance premiums paid.

InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our combined insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of premiums before the impact of quota share reinsurance. Expenses necessary to run the insurance company are included in other insurance costs and federal and state assessments. These expenses include variable expenses paid to vendors and distribution partners, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses. The impact of the Company’s quota share arrangements is excluded from the numerator and denominator in the calculation below. Below is a calculation of our InsuranceCo Administrative Expense Ratio for the periods indicated.

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands)
Other insurance costs	$170,200	$94,790	$335,602	$174,627
Impact of quota share reinsurance (1)	39,189	20,466	75,668	39,772
Stock-based compensation expense	(12,411)	(9,171)	(25,489)	(18,866)
Federal and state assessment of health insurance subsidiaries	68,561	36,616	138,772	67,214
Health insurance subsidiary adjusted administrative expenses(A)	$265,539	$142,701	$524,553	$262,747

Premiums before ceded reinsurance	$1,368,477	$723,927	$2,683,541	$1,334,026
Excess of loss reinsurance premiums	(6,638)	(3,277)	(14,766)	(6,212)
Net premiums before ceded quota share reinsurance(B)	$1,361,839	$720,650	$2,668,775	$1,327,814
Insurance Co Administrative Expense Ratio(A divided by B)	19.5%	19.8%	19.7%	19.8%

Oscar Health, Inc.
News Release
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(1,827) for the three months ended June 30, 2022 and $(3,659) for the six months ended June 30, 2022.

InsuranceCo Combined Ratio

InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the current overall performance of our insurance business for activities that can be compared to peers.

Adjusted Administrative Expense Ratio

The Adjusted Administrative Expense Ratio is an operating ratio that reflects the Company’s total administrative expenses (“Total Administrative Expenses”), net of non-cash and non-recurring items (as adjusted, “Adjusted Administrative Expenses”), as a percentage of total revenue, including quota share reinsurance premiums ceded and excluding excess of loss reinsurance premiums ceded and non-recurring items (“Adjusted Total Revenue”). Total Administrative Expenses are calculated as Total Operating Expenses, excluding non-administrative insurance-based expenses and the impact of quota share reinsurance. Adjusted Administrative Expenses are Total Administrative Expenses, net of non-cash and non-recurring expense items. Adjusted Administrative Expenses exclude insurance-based expenses, non-cash expenses and non-recurring expenses. The Company believes Adjusted Administrative Expense Ratio is useful to evaluate the Company’s ability to manage its overall administrative expense base. This ratio also provides further clarity into the Company’s overall path to profitability. Below is a calculation of our Adjusted Administrative Expense Ratio for the periods indicated.

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands)
Total Operating Expenses	$1,123,806	$601,786	$2,165,100	$1,035,216
Claims incurred, net	(808,639)	(419,879)	(1,543,205)	(687,927)
Premium deficiency reserve release	4,536	921	7,741	10,464
Impact of quota share reinsurance (1)	39,189	20,466	75,668	39,772
Total Administrative Expenses	$358,892	$203,294	$705,304	$397,525
Stock-based compensation expense/warrant expense	(26,991)	(18,273)	(54,681)	(50,245)
Depreciation and amortization	(3,691)	(3,587)	(7,490)	(6,990)
Other non-recurring items (2)	—	—	—	(898)
Adjusted Administrative Expenses (A)	$328,210	$181,434	$643,133	$339,392
Total Revenue	$1,017,319	$529,281	$1,990,084	$898,669
Reinsurance premiums ceded	373,882	195,768	733,545	437,330
Excess of loss reinsurance premiums	(6,638)	(3,277)	(14,766)	(6,212)
Adjusted Total Revenue (B)	$1,384,563	$721,772	$2,708,863	$1,329,787
Adjusted Administrative Expense Ratio (A divided by B)	23.7%	25.1%	23.7%	25.5%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(1,827) for the three months ended June 30, 2022 and $(3,659) for the six months ended June 30, 2022.
(2)Represents approximately $0.9 million of non-recurring expenses incurred in connection with the Company’s initial public offering (“IPO”) during the six months ended June 30, 2021.

Adjusted EBITDA
Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax (benefit) expense, depreciation and amortization as further adjusted for stock-based compensation, warrant contract expense, changes in the fair value of warrant liabilities, and other non-recurring items as described below. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;

Oscar Health, Inc.
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•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net loss or other financial statement data presented in our consolidated financial statements as indicators of financial performance.

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands)
Net loss	$(112,125)	$(73,323)	$(189,445)	$(162,204)
Interest expense	6,141	228	10,362	3,925
Other expenses	(793)	—	2,260	—
Income tax expense	290	589	1,807	1,554
Depreciation and amortization	3,691	3,587	7,490	6,990
Stock-based compensation/warrant expense (1)	26,991	18,273	54,681	50,245
Other non-recurring items (2)	—	—	—	21,076
Adjusted EBITDA	$(75,805)	$(50,646)	$(112,845)	$(78,414)
(1)Represents (i) non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards, (ii) warrant contract expense, and (iii) changes in the fair value of warrant liabilities.
(2)Represents debt extinguishment costs of $20.2 million incurred on the prepayment of the Company's $150.0 million first lien term loan and approximately $0.9 million of non-recurring expenses incurred in connection with our IPO during the six months ended June 30, 2021.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands)
Quota share ceded premiums	$(383,337)	$(235,852)	$(743,265)	$(497,728)
Quota share ceded claims	310,897	173,670	587,845	357,539
Ceding commission, net of deposit accounting impact (1)	39,189	20,466	75,668	39,772
Experience refund	16,093	43,485	24,486	66,710
Net quota share impact	$(17,158)	$1,769	$(55,266)	$(33,707)
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(1,827) for the three months ended June 30, 2022 and $(3,659) for the six months ended June 30, 2022

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total earned premiums in the consolidated statement of operations, is as follows:

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands)
Reinsurance premiums ceded, gross	$(393,857)	$(239,253)	$(760,968)	$(504,040)
Experience refunds	19,975	43,485	27,423	66,710
Reinsurance premiums ceded	(373,882)	(195,768)	(733,545)	(437,330)
Reinsurance premiums assumed	34,095	3,185	58,885	5,596
Total reinsurance premiums (ceded) and assumed	$(339,787)	$(192,583)	$(674,660)	$(431,734)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the consolidated statement of operations:

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands)
Direct claims incurred	$1,092,416	$598,904	$2,102,451	$1,056,123
Ceded reinsurance claims	(316,332)	(181,333)	(616,043)	(372,281)
Assumed reinsurance claims	32,555	2,308	56,797	4,085
Total claims incurred, net	$808,639	$419,879	$1,543,205	$687,927

The Company records selling, general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the consolidated statement of operations:

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands)
Other insurance costs, gross	$211,216	$115,256	$414,929	$214,399
Reinsurance ceding commissions	(41,016)	(20,466)	(79,327)	(39,772)
Other insurance costs, net	$170,200	$94,790	$335,602	$174,627

Oscar Health, Inc.
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The Company records reinsurance recoverables within current assets on its consolidated balance sheets. The composition of the reinsurance recoverable balance is as follows:

	June 30, 2022	December 31, 2021
	(in thousands)
Ceded reinsurance claim recoverables	$647,299	$406,017
Reinsurance ceding commissions	46,742	23,517
Experience refunds on reinsurance agreements	46,163	2,456
Reinsurance recoverable	$740,204	$431,990